Proxy

This Proxy is solicited by Management of the Company

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

TRIANT TECHNOLOGIES INC. (the "Company")

TO BE HELD AT TSX Conference Centre, Main Floor, The Exchange Tower

130 King Street West, Toronto, Ontario

ON Thursday, June 19, 2003, AT 11:00 a.m.

The undersigned shareholder (“Registered Shareholder”) of the Company hereby appoints, ROBERT HEATH, Chairman, Chief Executive Officer and a Director of the Company, or failing this person, PAUL J. O’SULLIVAN, President, Chief Operating Officer and a Director of the Company, or failing this person, MARK A. STEPHENS, Chief Financial Officer and Corporate Secretary of the Company, or in the place of the foregoing, ______________________________ as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Meeting of the Registered Shareholders of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Shareholder as specified herein.

The proxyholder may in the proxyholder’s discretion vote with respect to amendments or variations to matters identified in the Notice of Meeting or to other matters which may properly come before the meeting or any adjournment thereof.

Resolutions (For full detail of each item, please see the enclosed Notice of Meeting and Information Circular dated May 7, 2003)

		For	Against
1.	To fix the number of Directors at seven
		For	Withhold
2.	To elect as Director, DAVID L. BAIRD
3.	To elect as Director, D. BRIAN HARRISON
4.	To elect as Director, ROBERT HEATH
5.	To elect as Director, FRANK W. JUDGE
6.	To elect as Director, PAUL J. O’SULLIVAN
7.	To elect as Director, BRIAN J. PICCIONI
8.	To elect as Director, C. RICHARD DEININGER

9.	To appoint DELOITTE & TOUCHE as Auditor of the Company and
	to authorize the Directors to fix the Auditor's remuneration	For	Against
10.	To approve the Shareholders Rights Plan described in the Information Circular

The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.

SIGN HERE:

______________________________________________________

Please Print Name:

______________________________________________________

Date:

______________________________________________________

Number of Shares

Represented by Proxy:

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THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED AND DATED.

SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE.

INSTRUCTIONS FOR COMPLETION OF PROXY

1.

This form of proxy (“Instrument of Proxy”) must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

2.

If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy as of the date on which it was mailed to you, the Registered Shareholder, by or on behalf of the Company.

3.

A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

4.

A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:

(a)

appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder).  Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote in favour of each matter identified on this Instrument of Proxy and for the nominees of management for directors and auditor as identified in this Instrument of Proxy,

OR

(b)

appoint another proxyholder, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder’s instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the Meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

5.

The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly.  Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person.  To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, this proxy form must be received at the Toronto office of Computershare Trust Company of Canada by mail or by fax no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof, or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting. The mailing address is:

Computershare Trust Company of Canada
Proxy Department, 9th Floor
100 University Avenue
Toronto, Ontario, Canada  M5J 2Y1
Fax: Within North America: 1-866-249-7775  Outside North America: (416)263-9524